Exhibit 99.1

Media Contact:

Ben Brooks  |  214.252.4047

ben.brooks@hilltop-holdings.com

Investor Relations Contact:

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Hilltop Holdings Inc. Completes Acquisition of The Bank of River Oaks

PlainsCapital Bank Increases Presence in Houston, Texas with Addition of Three Locations

DALLAS (August 1, 2018) — Dallas-based Hilltop Holdings Inc. (NYSE: HTH), the holding company for PlainsCapital Bank (PlainsCapital), today announced it has completed its acquisition of privately held, Houston-based The Bank of River Oaks in an $85 million all-cash transaction.

The acquisition more than doubles PlainsCapital’s Houston-area portfolio with the addition of approximately $342 million in total loans and approximately $369 million in total deposits. The Bank of River Oaks’ three locations will now operate as full-service PlainsCapital branches, increasing PlainsCapital’s presence in the market to five locations.

“The successful completion of this acquisition is a significant step forward as we seek to expand our commercial lending efforts in the Houston area,” said Jeremy B. Ford, president and co-CEO of Hilltop Holdings. “The Bank of River Oaks has built a strong loan portfolio and we are focused on continuing that growth in this important market.”

The acquisition was announced in February 2018 and approved by The Bank of River Oaks shareholders on May 10. Regulatory approvals were received on July 16, 2018. With the closing of the transaction, The Bank of River Oaks Chairman R. Andy Lane Jr. will serve as PlainsCapital’s Houston Region Chairman.

“PlainsCapital Bank and The Bank of River Oaks share a service-focused culture and a commitment to relationship-driven banking that allow us to smoothly combine our operations,” Lane said. “We look forward to providing our customers with additional technology and lending solutions as part of PlainsCapital.”

The Bank of River Oaks was founded in Houston in 2005 with local expertise in commercial lending, private banking and healthcare lending. In addition to Lane, its leadership team consists of Jerry Brewer, who leads the bank’s private banking business, and Mark Troth, who oversees healthcare lending. Brewer and Troth will serve as PlainsCapital Bank branch presidents in Houston.

“We are excited to welcome The Bank of River Oaks customers and employees to the PlainsCapital family as we increase our presence in this key area,” said Alan B. White, vice chairman and co-CEO of Hilltop Holdings and chairman of PlainsCapital Bank. “They have an excellent team of dedicated professionals who share our values and have built an impressive local franchise that we expect to continue to flourish as part of PlainsCapital Bank.”

Hilltop Holdings was advised in the transaction by Wachtell, Lipton, Rosen and Katz as legal counsel. The Bank of River Oaks was advised by Performance Trust Capital Partners, LLC as financial advisor and Parrott Sims McInnis & Foster, PLLC as legal counsel.

About Hilltop Holdings Inc.

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At June 30, 2018, Hilltop employed approximately 5,400 people and operated approximately 475 locations in 45 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, NationalLloydsInsurance.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others: (i) the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; (ii) the risk that integration of the operations of The Bank of River Oaks will be materially delayed or will be more costly or difficult than expected; (iii) the effect of the announcement of the transaction on customer relationships and operating results;  and (v) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

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